SCHEDULE 14A INFORMATION
                            ------------------------

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

         [   ]   Preliminary Proxy Statement
         [ X ]   Definitive Proxy Statement
         [   ]   Definitive Additional Materials
         [   ]   Soliciting Material Pursuant to SS240.14a-11(c) or SS240.14a-12

                                   AZUREL LTD.
                ------------------------------------------------
                (Name of Registrant as specified in its charter)


       -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [ X ]   No fee required
         [   ]   $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l) or
                 14a-6(i)(2).
         [   ]   $500 per each party to the controversy pursuant to Exchange Act
                 Rule 14a-6(i)(3).
         [   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                 and 0-11.

                 (1) Title of each class of securities to which transaction applies:
                               ----------------------------------------------
                 (2)   Aggregate number of securities to which transaction
                       applies:
                               ----------------------------------------------
                 (3)   Per unit price or other underlying value of transaction
                       computed pursuant to Exchange Act Rule 0-11:          (A)
                                                                   ----------
                 (4)   Proposed maximum aggregate value of transaction:
                                                                       ------
                 (5)   Total fee paid:
                                      ---------------------------------------

         [   ]   Fee paid previously with preliminary materials.

         [   ]   Check box if any of the fee is offset as provided by Exchange
                 Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 (1)   Amount Previously Paid:
                                              -------------------------------
                 (2)   Form, Schedule or Registration Statement No.:
                                                                    ---------
                 (3)   Filing Party:
                                    -----------------------------------------
                 (4)   Date Filed:
                                  -------------------------------------------

                                   AZUREL LTD.
                               509 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 7, 1999


TO THE STOCKHOLDERS OF AZUREL LTD.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Azurel Ltd. (the "Company") will be held at the Company's principal executive offices located at 509 Madison Avenue, New York, New York 10022 on September 7, 1999, at 3:00 P.M., local time for the following purposes:

     1.   To elect the Board of Directors of Azurel Ltd. for the ensuing year;

     2. To ratify the appointment of Feldman Sherb Ehrlich & Co., P.C. as the Company's independent certified public accountants for the ensuing year;

     3. To approve the issuance, if necessary, upon conversion of the Company's Series C Convertible Preferred Stock of more than 1,215,308 shares of common stock, representing 19.9% of the Company's outstanding shares of common stock on the date of sale of the Series C Convertible Preferred Stock, as required by Nasdaq rules; and

     4. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

Stockholders of record at the close of business on July 9, 1999 are entitled to notice of and to vote at the meeting.

In order to ensure a quorum, it is important that Stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote, be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

August 23, 1999

                                             By Order of the Board of Directors



                                             Gerard Semhon
                                             Chairman of the Board of Directors

                                   AZUREL LTD.
                               509 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                   TO BE HELD AT 3:00 P.M., SEPTEMBER 7, 1999



         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Azurel Ltd.(herein called the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the offices OF Gersten, Savage & Kaplowitz, LLP, located at 101 East 52nd Street, 9th floor, New York, New York 10022 on September 7, 1999, at 3:00 P.M. local time, and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying Notice of Meeting and form of proxy have been first sent to the Stockholders on or about August 21, 1999.

        In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non- votes are counted as voted either for or against a proposal.

        All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the shareholder's directions, and unless contrary directions are given, will be voted for the election of directors of the nominees described below.


                             OWNERSHIP OF SECURITIES

        Only Stockholders of record at the close of business on July 9, 1999, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the meeting. As of August 9, 1999, there were issued and outstanding 6,107,080 shares of Common Stock.

        Each outstanding share is entitled to one vote on all matters properly coming before the meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the meeting.

        The following table sets forth certain information as of August 9, 1999 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock of the Company, each officer and director of the Company and all officers and directors as a group. The table does not include options that have not yet vested or are not exercisable within 60 days of the date hereof. Unless otherwise indicated, the address of each such person or entity is 509 Madison Avenue, New York, New York 10022.



NAME AND ADDRESS                 NUMBER OF SHARES               PERCENTAGE OF
OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1)          COMMON STOCK
-------------------              ---------------------          ------------

Gerard Semhon(2)                      316,534                       5.2%

Frank DeSimone(3)                      50,000                          *

Kay Shortway                          -0-                           0.0%

Norman Grief                          -0-                           0.0%

Robert Gillings                       -0-                           0.0%

Tusany Investment & Trade S.A.        350,000                       5.7%
c/o Morgan and Morgan Trust Co.
Pasea Estate, P.O. Box 3149
Roadtown, Tortola BVI

Robert Murello                        383,333                       6.3%
75 Uncas Avenue
Staten Island, New York 10309

David E. Ruggieri                     316,667                       5.2%
25188 Marion Avenue
Punta Gorda, FL 33950

All officers and Directors            316,667                       5.9%
as a group (5 persons)


-------------
*less than one percent

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Includes 102,267 shares of Common Stock owned by Diane Papas, who is the wife of Gerard Semhon, of which shares Mr. Semhon disclaims beneficial ownership.

(3)      Includes options to purchase up to 50,000 shares of Common Stock.


THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

        The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than one nor more than seven. The directors hold office until the next annual meeting of Stockholders and until their successors have been elected and qualified. Non-Employee directors are eligible to receive options under the 1997 stock option plan.

        Five Directors, constituting the entire Board of Directors of the Company, are to be elected at the meeting to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Unless such authority is withheld, proxies will be voted for election of the five persons named below, four of whom are now serving as Directors, and one of whom has been designated as a nominee.

STOCKHOLDER VOTE REQUIRED

         The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE
           BOARD OF DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES

         The members of the Board of Directors, executive officers of the Company, significant employees of the Company and their ages and positions with the Company are as follows:

NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS

NAME                             AGE               POSITION
----                             ---               --------

Gerard Semhon                    63                Chairman of the Board,
                                                   Chief Executive Officer
                                                   and Director

Frank DeSimone                   45                Executive Vice President,
                                                   Chief Financial Officer
                                                   and Director

Kay Shortway                     59                Director

Norman Grief                     68                Director

Robert Gillings                                    Director (nominee)

OTHER SIGNIFICANT EMPLOYEES

NAME                             AGE               POSITION
Michael J. Assante               62                President and Chief Executive
                                                   Officer,
                                                     Private Label Group



     Directors are elected to serve until the next meeting of stockholders and until their successors are duly elected and qualified. Meetings of stockholders of the Company will be held on an annual basis. However, if at any time an annual meeting is not held for the election of directors, the then current directors will continue to serve until their successors are elected and qualified. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority vote of Directors then in office. Officers are appointed by, and serve at the discretion of, the Board of Directors. Non-employee directors are eligible to receive options under the 1997 Stock Option Plan.

     The Board of Directors has established an Audit Committee, consisting of Gerard Semhon, Kay Shortway and Norman Grief. The Company intends to establish a Compensation Committee the members of which are expected to be independent directors.

     The following is a brief summary of the background of each director, executive officer and significant employee of the Company:

     GERARD SEMHON has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in June 1995. Mr. Semhon has over 30 years of management experience in consumer products. From March 1993 to May 1995, Mr. Semhon served as chairman of the board and chief executive officer of Dominion Associates, Inc. ("Dominion"), a distributor of health and beauty aids that he helped found. In May 1995, Dominion ceased operations due to a lack of financial resources. From 1990 to March 1993, Mr. Semhon served as an international consultant for several cosmetic companies, including Boots Ltd. and Cambridge Development Corp. In 1983, Mr. Semhon founded Parlux Fragrances, Inc. ("Parlux"), where he was employed until 1990. Parlux operated as the United States and Canadian distributor of the Giorgio Armani women's fragrance line. From 1981 to 1983 Mr. Semhon served as Helena Rubinstein, Inc.'s president of North American Operations. In 1976, Mr. Semhon became president of ITT Corp. Cosmetics Division. From 1972 to 1976, Mr. Semhon served as Director of International Marketing for Revlon International, Inc.

        FRANK DESIMONE joined the Company in September, 1997 as Executive Vice President and Chief Financial Officer. Mr. DeSimone co-founded Cambridge Business Services in January 1986 and served as President until September 1997. Prior to founding Cambridge Business Services in 1986, Mr. DeSimone was the Chief Financial Officer at Parfum Givanchy and Parlux Fragrances.

        KAY SHORTWAY was elected to the Company's Board of Directors on February 6, 1998. Ms. Shortway served as the President and CEO of Adrienne Vittadini Retail Division from January 1, 1989 to June 6, 1995. From January 1, 1984 to December 31, 1989 Ms. Shortway was Executive Vice President of Charles Jourdan North America. From February 6, 1981 to December 15, 1984 Ms. Shortway served as Executive Vice President and General Merchandise Manager at Bergdoff Goodman. Ms. Shortway served on the Board of Directors of Frost Brothers from March 10, 1985 to December 15, 1990 and is currently the Chairman and Secretary of the International Fashion Group's Board of Directors.

        NORMAN GRIEF was elected to the Company's Board of Directors on February 23, 1998. Mr. Grief is presently the Chief Executive Officer of The Jarrott Group, Inc., a full service marketing agency with a specialty in developing cosmetic brands, a position which he has served as since January 3, 1995. From March 1, 1981 to December 1, 1994 Mr. Grief was the President of Givandan. From March 9, 1970 to December 15, 1986 Mr. Grief served as the Vice President of Research and Development at Revlon.

         ROBERT GILLINGS was designated as a nominee to the Company's Board of Directors in July 1999. From January 1999 to present Mr. Gillings has been the president of Java Films, LLC, an independent film production company. From 1995 to present Mr. Gillings has served as a director of Manor Films Corporation. From 1993 to present Mr. Gillings has served as the president of R.P.G. Development Company, a real estate development company. From 1990 to present Mr. Gillings served as a financial consultant to each of Echo Springs Co. and Tadeo Holdings Corp.(formerly Universal SelfCare, Inc.), each of which are publicly traded companies.

        MICHAEL J. ASSANTE joined the Company in August 1996 as part of the acquisition of the Private Label Group of which he had been the principal owner and senior executive for more than forty years. He presently serves as President and Chief Executive Officer of the Private Label Group.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Company has one formal committee, the Audit Committee, consisting of Gerard Semhon, Kay Shortway and Norman Grief. The Audit Committee is responsible for communicating with the Company's auditors regarding the financial and reporting affairs of the Company. The Company does not currently have a Compensation Committee, a Stock Option Committee or a Nominating Committee.

         There was one meeting of the Company's Board of Directors during 1998 at which all of the Directors were present. There were six unanimous written consents of the Company's Board of Directors, pursuant to Section 141 of the General Corporation Law of Delaware, during 1998. The Audit Committee did not meet during 1998.

                           SUMMARY COMPENSATION TABLE

          The following table sets forth all cash compensation for services rendered in all capacities to the Company, for the year ended December 31, 1998 (referred to as "1998" in this table), the year ended December 31, 1997 (referred to as "1997" in this table) and the year ended December 31, 1996 (referred to as "1996" in this table) paid to the Company's Chief Executive Officer ("Named Executive Officer"). There was one other person whose compensation at the end of the above 1998, 1997 and 1996 years whose total compensation exceeded $100,000 per annum.

                                                           RESTRICTED                ALL OTHER
NAME AND PRINCIPAL                                           STOCK      OPTIONS/      COMPEN-
POSITION                   YEAR      SALARY        BONUS     AWARDS     /SARS         SATION
--------                   ----      ------        -----     ------   ----------      ------

Gerard Semhon              1998      $111,667       -0-       -0-       -0-            -0-
Chairman, Chief            1997      $ 95,689       -0-       -0-       -0-        $   400
Executive Officer (1)      1996      $ 95,648       -0-       -0-       -0-            -0-

Michael J. Assante         1998      $250,000      $73,277    -0-       -0-            -0-
President, Private         1996      $195,000      $75,851    -0-       -0-        $20,196
Label Group (2)            1996      $245,192       -0-       -0-       -0-            -0-

------------
(1) During the year ended December 31, 1996, Mr. Semhon earned such amount for consulting services rendered to the Company, of which approximately $67,500 was accrued but not paid. Mr. Semhon's "other compensation" for 1997 relates to a car allowance.

(2) Amounts earned prior to August 1996 represent Mr. Assante's salary as President of the Private Label Group prior to its acquisition by the Company. Mr. Assante's "other compensation" for 1997 relates to a $12,000 car allowance and $8,196 for life insurance premiums paid by the Company.


OPTIONS TO NAMED EXECUTIVE OFFICER

         The following tables set forth certain information with respect to all outstanding stock options granted during 1998 to the Company's Named Executive Officer.



                                  OPTION GRANTS




                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                 NUMBER OF                                               ANNUAL RATES OF
                 SECURITIES   % OF TOTAL                                    STOCK PRICE
                 UNDERLYING   OPTIONS GRANTED   EXERCISE                  APPRECIATION FOR
                 OPTIONS      TO EMPLOYEES      PRICE       EXPIRATION      OPTION TERM
NAME OF HOLDER   GRANTED      IN FISCAL YEAR    ($/SHARE)   DATE         5%($)     10%($)
--------------   -------      --------------    ---------   ----         -----     ------


Gerard Semhon     150,000         9.7%           $1.00    12/31/05     $87,000    $178,500



                           OPTION YEAR END VALUES (1)
                                                                      VALUE OF
                                                    NUMBER OF        UNEXERCISED
                                                   UNEXERCISED       IN-THE-MONEY
                                                  OPTIONS/SARS       OPTIONS/SARS
                    SHARES                         AT FY-END          AT FY-END
                 ACQUIRED ON        VALUE         EXERCISABLE/       EXERCISABLE/
NAME             EXERCISE (#)      REALIZED       UNEXERCISABLE     UNEXERCISABLE
----------------------------------------------------------------------------------

Gerard Semhon         -0-             -0-           0/150,000        0/18,750


(1) The closing bid price of a share of the Company's Common Stock at December 31, 1998 was $1.125. The exercise price of the stock options is $1.00.


EMPLOYMENT AGREEMENTS

         On July 31, 1997, the Company entered into a three year employment agreement with Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board. On December 10, 1998, the Company and Mr. Semhon amended such employment agreement whereby Mr. Semhon's salary was increased to $135,000 per annum and the term of the employment agreement was extended to December 31, 2001. Pursuant to the employment agreement, Mr. Semhon will continue to serve as a full-time employee and officer of the Company. Mr. Semhon will continue to be entitled to receive a bonuses as determined by the Board of Directors. The employment agreement entitles Mr. Semhon to an annual car allowance of $9,600 and the right to participate in welfare plans adopted by the Company and to enjoy medical, dental and disability insurance benefits and life insurance benefits under policies obtained by the Company for such purposes. The agreement is automatically renewable for successive one-year terms. The employment agreement may be terminated by the Company for cause, as described in the agreement. In the event that the Company terminates Mr. Semhon's agreement without cause, Mr. Semhon is to receive his full compensation for the remainder of the term of the agreement, but in no event less than 12 months compensation. In the event of a change in control of the Board of Directors, Mr. Semhon is to receive two times his full compensation for the remainder of the term of the agreement. In addition, the agreement precludes Mr. Semhon from disclosing confidential information, and from competing with the Company during the term of his employment and for one year thereafter.

         On December 10, 1998, the Company entered into a three year employment agreement, effective January 1, 1999, with Frank DeSimone, the Company's Chief Operating Officer and Vice President under which Mr. DeSimone will serve as a full-time employee and officer and receive an annual salary of $115,000 and bonuses as determined by the Board of Directors. The employment agreement entitles Mr. DeSimone to an annual car allowance of $4,800 and the right to participate in welfare plans adopted by the Company and to enjoy medical, dental and disability insurance benefits and life insurance benefits under policies obtained by the Company for such purposes. The agreement is automatically renewable for successive one-year terms. The employment agreement may be terminated by the Company for cause, as described in the agreement. In the event that the Company terminates Mr. DeSimone's agreement without cause, Mr. DeSimone is to receive his full compensation for the remainder of the term of the agreement, but in no event less than 12 months compensation. In the event of a change in control of the Board of Directors, Mr. DeSimone is to receive two times his full compensation for the remainder of the term of the agreement. In addition, the agreement precludes Mr. DeSimone from disclosing confidential information, and from competing with the Company during the term of his employment and for one year thereafter.

         In August 1996, the Company entered into a three year employment agreement with Michael J. Assante under which he will serve as President and Chief Executive Officer of each of the two companies that comprise the Private Label Group. Mr. Assante will receive a base annual salary of $195,000 and an annual car allowance of $12,000. In addition, the Company will maintain a $1.1 million life insurance policy on the life of Mr. Assante, the beneficiary of which will be designated by Mr. Assante. The employment agreement is renewable at his option for an additional two year period. Mr. Assante will receive a bonus equal to 10% of the amount by which the Private Label Group's annual profit, before interest and taxes but after depreciation and amortization, exceeds $500,000 for each of the years ending December 31, 1997, 1998 and 1999. The employment agreement may be terminated by the Company for cause, as described in the agreement. Mr. Assante is entitled to receive his salary for the remaining term of the agreement as severance pay in the event that the Company terminates the agreement without cause. In addition, the agreement precludes Mr. Assante from disclosing confidential information during the term of his employment and for five years thereafter, and from competing with the Company during the term of his employment and for one year thereafter.

CONSULTING AGREEMENTS

         In July 1996, the Company entered into a brokerage and consulting agreement with V.A.N. Marketing Ltd. ("VAN"). Under the agreement, VAN is entitled to a finder's fee of 2 1/2 percent of the purchase price of the Private Label Group, 5,000 shares of the Company's Common Stock and options to purchase 20,000 shares of the Company's Common Stock at $4.80 per share, expiring in July 1999. $22,500 of the cash fee was paid upon closing of the acquisition and the remaining balance is due one year thereafter. Additionally, VAN received a monthly consulting fee of $1,500 for each of the first 12 months following the closing of the acquisition and receives $1,500 for each of the 36 months thereafter.

         The Company, in November 1996, entered into a two year consulting agreement with Metco pursuant to which Metco provided general management consulting services and advisory services in the establishment of distribution channels in the United Kingdom and Ireland (the AMetco Consulting Agreement@). The consulting fee of $16,500 due under the Metco Consulting Agreement was prepaid in November 1996.

         Mr. Louis DiVita ("DiVita"), a former shareholder of the companies comprising the Private Label Group, serves as a consultant to the Private Label Group pursuant to a consulting agreement dated August 17, 1993 pursuant to which DiVita provides services relating to the Private Label Group's computer system. The agreement provides for a monthly consulting fee of $11,117 through August 2003.

STOCK OPTION PLAN

         In March 1997 the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1997 Stock Option Plan (the "1997 Plan"). In December 1998, the 1997 Plan was amended whereby the number of options to acquire common stock which may be granted was increased from 750,000 to 1,750,000. The 1997 Plan provides for grants to officers and other employees of the Company, non-employee directors, consultants and advisors and other persons who may perform significant services on behalf of the Company and will be administered by the Board of Directors, or a committee (the "Committee") of two or more directors, each of whom is a "Non-Employee Director," within the meaning of Rule 16b-3 under the Exchange Act. Pursuant to the 1997 Plan, options to acquire an aggregate of 750,000 shares of Common Stock may be granted subject to adjustment as provided in the 1997 Plan. As of the December 31, 1998 1,473,352 options have been granted pursuant to the 1997 Plan.

         The 1997 Plan authorizes the issuance of incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986 (the "Code"), as amended, as well as non-qualified stock options ("NQSOs"). Only "employees" (within the meaning of Section 3401(c) of the Code) of the Company shall be eligible for the grant of Incentive Stock Options. The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the then outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price shall be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of each NQSO is determined by the Committee, but shall not be less than 85% of the fair market value of the Common Stock on the date of grant. Notwithstanding the foregoing, the exercise price of any option granted on or after the effective date of the registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act, and prior to six months after the termination of such registration, may be no less than 100% of the fair market value per share on the date of the grant. The Board or the Committee shall provide, in each stock option agreement, when the term of the option subject to such agreement expires and the date when it becomes exercisable, but in no event will an option granted under the 1997 Plan be exercisable after the expiration of ten years from the date it is granted. Options may not be transferred during the lifetime of an option holder and are only exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. The 1997 Plan shall terminate automatically as of the close of business on the day preceding the 10th anniversary date of its adoption, subject to earlier termination.

        To the extent Fair Market Value, as defined in the Code, of Common Stock with respect to which Incentive Stock Options granted hereunder are exercisable for the first time by an optionee in any calendar year exceeds $100,000, such options granted shall be treated as NQSO's to the extent required by Section 422 of the Code.

         If the outstanding shares of Common Stock are changed by reason of an adjustment to the capitalization of the Company or as a result of a merger or consolidation, an appropriate adjustment shall be made by the Board or the Committee in the number, kind and price of shares as to which options may be granted and exercised.

         Subject to the provisions of the 1997 Plan, the Board of Directors or the Committee has the authority to determine the individuals to whom stock options are to be granted, the number of shares to be covered by each option, the exercise price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for payment of the option price and all other terms and provisions of such options (which need not be identical). Payments by holders of options, upon exercise of an option, may be made (as determined by the Board or the Committee) in cash or such other form of payment as may be permitted under the 1997 Plan, including without limitation, by promissory note or by delivery of shares of Common Stock.

EMPLOYEE PENSION PLAN

The Company does not currently have an employee pension plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In October 1995, the Company issued a promissory note of $200,000 to Tusany Investment and Trade, S.A., a founder and principal stockholder of the Company ("Tusany"), which accrued interest at 10% per annum. The proceeds of this loan were advanced to the Private Label Group as part of the Company's obligation in connection with the acquisition of the Private Label Group. In July 1996, Tusany converted the principal plus accrued interest due under the note into 106,972 shares of Common Stock as part of a private placement completed by the Company in July 1996.

         In February 1996, the Company completed a $250,000 private placement of 5 units, each unit consisting of (i) the Company's two month 12% promissory note in the original principal amount of $50,000, and (ii) 25,000 shares of the Company's Common Stock to three accredited investors, including 50,000 shares to Tusany ("February 1996 Private Placement"). The Company received net proceeds of $210,000 (after deducting expenses of $7,500 and commissions of $32,500 to Network 1 Financial Securities, Inc. ("Network 1"), the underwriter of the Company's initial public offering for acting as placement agent). As part of the Company's obligation in connection with the acquisition of the Private Label Group, the net proceeds of the February 1996 Private Placement were advanced to the Private Label Group to pay a portion of a jury award rendered in a legal proceeding against the Private Label Group.

        In connection with the 1995 and February 1996 Private Placements, Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, agreed to indemnify the Company against any claims that may be asserted against the Company by creditors of Dominion Associates, Inc. ("Dominion"), a company that ceased operations in May 1995. Gerard Semhon, the Chief Executive Officer and a Director of the Company, and Constantine Bezas, the former President of the Company, served as executive officers of Dominion.

        In July 1996, the Company completed the July 1996 Private Placement of 978,747 shares of Common Stock at $2.00 per share to 28 accredited investors, including 100,000 shares issued to Tusany for its participation in the financing. The Company received $1,314,950 of net proceeds (after deducting expenses of $11,050, and commissions of $174,000 to Network 1 and the promissory note conversions described below). As part of the July 1996 Private Placement, certain noteholders of the Company, including holders of notes issued in the 1995 and February 1996 Private Placements converted an aggregate of $457,494 principal amount and interest into 278,747 shares of Common Stock. Of the aggregate debt converted, Tusany converted principal and interest due under a $50,000 promissory note issued in the February 1996 Private Placement into 52,383 shares of Common Stock and principal and interest due under a $200,000 promissory note issued in October 1995 into 106,972 shares of Common Stock. The Company used the net proceeds of the July 1996 Private Placement (i) to repay noteholders that did not convert their indebtedness, (ii) to repay other indebtedness, (iii) for the purchase price of and other fees related to the Private Label Group acquisition and (iv) for working capital.

        In October 1996, the Company acquired all of the assets of Scent Overnight, a company of which Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, is a majority stockholder for (i) $225,000 and (ii) the assumption of certain indebtedness totaling approximately $210,000. The purchase price was arbitrarily determined between affiliates and was not determined by an independent appraisal of the assets. The purchase price was not based upon any recognized criteria of value and may have exceeded the fair market value of the assets acquired. The acquisition was accounted for by the Company under the purchase method of accounting with the basis used to record the assets of Scent Overnight as zero, which is Scent Overnight's historical cost basis. The $225,000 plus interest at 9% per annum is evidenced by the Company's promissory note ("Scent Note"). In July 1997 the Company paid $70,426 on the Scent Note by the assignment to Scent Overnight of the advance due the Company from Mr. Semhon in the same amount and extending the due date of the Scent Note to August 31, 1998. The assumed obligation is due to Liam Development Ltd. ("Liam") pursuant to a promissory note made by Scent Overnight ("Liam Note"). In October 1995, the Company granted the right to convert the principal due under the Liam Note into shares of the Company's Common Stock at $1.00 per share. Liam converted the principal due under the Liam Note in October 1996 into 210,000 shares. The Company applied approximately $34,000 of the proceeds of the initial public offering to pay the accrued interest due under the Liam Note. Scent Overnight was formed by Mr. Semhon to engage in the Distributed Fragrances business, however, in July 1994, it suspended its operations due to lack of capital. Prior to the suspension of operations, Scent Overnight had conducted research into the availability of the resources necessary for the proposed business, such as locating order taking, order fulfillment, delivery and advertising services and sources of supply and developed a plan for theoperation of the business. This information was among the assets acquired by the Company in the acquisition.

         Between June 1995 and June 1996, the Company advanced an aggregate of $184,480 to Messrs. Semhon and Bezas. Of the $184,480, $48,130 is jointly and severally owed by Messrs. Semhon and Bezas, $120,750 is owed by Mr. Semhon and $15,750 is owed by Mr. Bezas. Such advances were offset against accrued consulting fees due Messrs. Semhon and Bezas. After such offset Mr. Semhon owes the Company $70,426 and Mr. Bezas will not be indebted to the Company. The advance does not bear interest and has been September 1, 1998 assigned to Scent Overnight in part payment of the Scent Note.

         In October 1996, the Company completed a $300,000 private placement of 12 units, each unit consisting of (i) the Company's 12 month 10% promissory note (each a "Bridge Note I") and (ii) a warrant to purchase up to 25,000 shares of Common Stock (each a "Bridge Warrant I") ("October 1996 Private Placement") to seven accredited investors, including Tusany, who invested $50,000. The Company received net proceeds of $270,000, after deducting commissions of $30,000 to Network 1 Financial Securities, Inc. for acting as placement agent.

         In October 1997, the Company acquired all of the outstanding capital stock of Cambridge Business Services, Inc., of which Frank DeSimone, the Company's Chief Financial Officer, owns 50 percent, for a purchase price of $212,000, of which $95,000 was paid in October 1997 and the balance was paid in February 1998.

         Except as disclosed above and pursuant to certain loan transactions with officers, all previous transactions between the Company and its officers, directors or 5% stockholders, and their affiliates were made on terms no less favorable to the Company than those available from unaffiliated parties. All future transactions between the Company and its officers, directors or 5% stockholders, and their affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties.

                             SECTION 16(A) REPORTING

         Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended December 31, 1998, the Company believes all reports required to be filed by Section 16(a) were filed on a timely basis, although certain forms were filed late. The Company does not believe that Tusany Investment & Trade S.A., a principal shareholder, filed all reports on its ownership of the Company's Common Stock, on a timely basis, if at all.

                                   PROPOSAL 2

            RATIFICATION OF FELDMAN SHERB EHRLICH & CO., P.C. AS THE
               COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

         The Board of Directors has unanimously approved and unanimously recommends that the Stockholders approve the appointment of Feldman Sherb Ehrlich & Co., P.C. as the Company's independent certified public accountants for the ensuing year. Unless a shareholder signifies otherwise, the persons named in the proxy will so vote.

STOCKHOLDER VOTE REQUIRED

         Ratification of the appointment of Feldman Sherb Ehrlich & Co., P.C. as independent certified public accountants will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                APPOINTMENT OF FELDMAN SHERB EHRLICH & CO., P.C.
           AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                   PROPOSAL 3

            TO APPROVE THE ISSUANCE, IF NECESSARY, UPON CONVERSION OF
         PREFERRED STOCK OF MORE THAN 1,221,416 SHARES OF COMMON STOCK,
                          AS REQUIRED BY NASDAQ RULES.

         Nasdaq rules require the Company to obtain shareholder approval for the issuance of securities involving the sale of 20% or more of its Common Stock at less than fair market value. Nasdaq may delist the securities of any issuer that fails to obtain such stockholder approval before the issuance of such securities.

         The Company intends to sell up to $3,000,000 of its convertible preferred stock at $1.00 per share. Such preferred stock will be convertible, at any time, into Common Stock. The number of shares of Common Stock into which the preferred stock may be converted is equal to the number of shares of preferred stock outstanding, divided by the conversion price. The conversion price is equal to 80% of the lowest closing bid price of the Common Stock on the Nasdaq SmallCap Market during the five trading days preceding the date of conversion, provided however that the conversion price shall not be below $1.35 per share. Therefore, the maximum number of shares of common stock which may be issued upon conversion shall be 2,222,222 shares. Consequently, the lower the market price of the Common Stock, the greater the number of shares of Common Stock a preferred stockholder will receive upon conversion, but in no event will the preferred stockholders receive more than 2,222,222 shares.

         The conversion price and the number of shares of Common Stock that may be acquired upon conversion of the preferred stock is subject to adjustment in the event of a stock split, stock dividend, reorganization or reclassification, or the issuance of Common Stock (or securities convertible into, or exercisable or exchangeable for Common Stock) at less than market value.

         The conversion, or the potential conversion of the preferred stock at a discount of approximately 20% of the then prevailing market price of the Common Stock and the immediate resale of the shares of Common Stock acquired upon conversion into the public market may depress the market price of the Common Stock and will have a dilutive impact on other shareholders.

         If this proposal is not approved by shareholders, the Company may find it more difficult to sell its Series C Convertible Preferred Stock and to raise additional equity capital in the future.

STOCKHOLDER VOTE REQUIRED

         Approval of the Issuance of more than 1,221,416 shares of common stock, as required by Nasdaq Rules, upon the conversion of the Series C Convertible Preferred Stock will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

    THEBOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE
       OF MORE THAN 1,221,416 SHARES OF COMMON STOCK UPON THE CONVERSION
                  OF THE SERIES C CONVERTIBLE PREFERRED STOCK.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more Stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgment.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.
                              STOCKHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before April 1, 2000.

               ANNUAL AND QUARTERLY REPORTS TO THE SECURITIES AND
                               EXCHANGE COMMISSION

         The Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, will be made available to Stockholders free of charge by writing to Azurel Ltd., 509 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

By Order of the Board of
Directors of Azurel Ltd.


Gerard Semhon
Chairman of the Board of Directors
August 23, 1999

          GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF AZUREL LTD.

                  The undersigned hereby appoints Gerard Semhon, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Azurel Ltd., to be held at Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, 9th Floor, New York, New York 10022 on September 7, 1999 at 3:00 p.m. and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated August 23, 1999 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF AZUREL LTD.'S BOARD OF DIRECTORS.

1.       To elect the board of directors for the ensuing year.

         - Gerard Semhon - Frank DeSimone - Kay Shortway
         - Norman Grief - Robert Gillings

                -- FOR ALL NOMINEES        -- WITHHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:


         ----------------------------------------------------------

2. To ratify the appointment of Feldman, Sherb, Ehrlich & Company as the Company independent certified public accountants.

                           -- FOR        -- AGAINST         -- ABSTAIN

2. To approve the issuance, if necessary, upon conversion of the Company's Series C Convertible Preferred Stock of more than 1,215,308 shares of common stock, representing 19.9% of the Company's outstanding shares of common stock on the date of sale of the Series C Convertible Preferred Stock, as required by Nasdaq rules.

                          -- FOR        -- AGAINST         -- ABSTAIN

4. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

                                          Date:       , 1999


                                          --------------------------------------
                                          (Print name of Stockholder)


                                          --------------------------------------
                                          (Print name of Stockholder)



                                          --------------------------------------
                                          Signature



                                          --------------------------------------
                                          Signature

                                          Number of shares
                                                          ----------------------
                                          Note: Please sign exactly as name
                                                appears in the Company's
                                                records. Joint owners should
                                                each sign. When signing as
                                                attorney, executor or trustee,
                                                please give title as such.